UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2008 (January 31, 2008)
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NITCHES, INC.

(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number: (858) 625-2633
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

     On January 31, 2008, Nitches, Inc. ("we," "us," or "our"), appointed Michael D. Coffer as its Chief Accounting Officer. Mr. Coffer will report to Paul M. Wyandt, our Chief Financial Officer. Mr. Wyandt will remain as our principal financial and accounting officer.

     Mr. Coffer began his career as an auditor in public accounting and over the course of 30 years has served as a financial executive with responsibility for accounting, internal controls, financial analysis and reporting, and process improvement in companies ranging from start-ups and turnarounds to $100+ million multinational corporations. Most recently Mr. Coffer served as Controller for Young Electric Sign Company, one of the largest manufacturers of custom electric signage in the western United States. Mr. Coffer is a Certified Public Accountant, Certified Credit Executive and holds an MBA from the University of Texas at San Antonio Graduate School of Business.

     In our quarterly report for the period ended November 30, 2007 and in our annual report for the fiscal year ended August 31, 2007, we identified a material weakness in our internal controls over financial reporting due to a lack of sufficient experienced senior accounting staff to enable us to timely process, summarize and report financial information. The appointment of Mr. Michael D. Coffer as our Chief Accounting Officer, in addition to the other changes we have made to our financial management as previously reported in our quarterly report for the period ended November 30, 2007 and in our annual report for the fiscal year ended August 31, 2007, is expected to help us timely process, summarize and report financial information.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITCHES, INC.

Dated: February 4, 2008	By:	/s/ Paul M. Wyandt
Paul M. Wyandt
Chief Financial Officer